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                                                                    Exhibit 23.1


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-63350, 33-52517, 33-57049, 33-64449, 333-11395 and 333-11397) and in the Registration
Statements on Form S-8 (Nos. 33-10621, 33-21756, 33-34288, 33-48858, 33-54233
and 33-28981) of United Asset Management Corporation of our report dated February 3, 1998 appearing on page 59 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of this Form 10-K.





/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP
Boston, Massachusetts
March 25, 1998


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